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                                                                     Exhibit 5.2


                                                                 21st July, 1998

To:   Yorkshire Power Finance Limited
      PO Box 309
      George Town
      Grand Cayman
      Cayman Islands
      British West Indies



Dear Sirs:


RE:      REGISTRATION STATEMENT ON FORM S-4
---      ----------------------------------

We are Cayman Islands Counsel to Yorkshire Power Finance Limited ("Yorkshire Finance") in connection with the preparation of a registration statement on Form S-4, including a preliminary prospectus, filed with the United States Securities and Exchange Commission (the "Commission") on 21st July, 1998 (the "Registration Statement"), under the United States Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer to exchange up to $350,000,000 aggregate principal amount of its 6.154% Series B Senior Notes due 2003 (the "2003 Senior Notes") and up to $300,000,000 aggregate principal amount of its 6.496% Series B Senior Notes due 2008 (together with the 2003 Senior Notes, the "Senior Notes") of Yorkshire Finance for a like principal amount of its 6.154% Series A Senior Notes due 2003 (the "Original 2003 Senior Notes") and its 6.496% Series B Senior Notes due 2008 (together with the Original 2003 Senior Notes, the "Original Senior Notes"), respectively. The Original Senior Notes were and the Senior Notes will be issued pursuant to an indenture dated as of 1st February, 1998, as supplemented, entered into between Yorkshire Finance, Yorkshire and the trustee named therein (the "Subordinated Indenture") in substantially the form filed as an exhibit to the Registration Statement.

For the purposes of this opinion, we have reviewed the Companies Law (1995 Revision) of the Cayman Islands (the "Companies Law") and have examined and relied upon:

1. the prospectus relating to the Senior Notes in the form included in the Registration Statement;

2. the Memorandum and Articles of Association of Yorkshire Finance;

3. the Certificate of Incorporation and Certificate of Incorporation on Change of Name of Yorkshire Finance;
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To: Yorkshire Power Finance Limited                             21st July, 1998
Re: Registration Statement
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   Yorkshire Finance:

4. the form of the Indenture;

5. the Minutes of a Meeting of the Board of Directors of Yorkshire Finance held on 11th February, 1998 (the "Minutes"), the Power of Attorney granted by the Company on 11th February, 1998 and the corporate records of Yorkshire Finance;

6. a Certificate from a Director of Yorkshire Finance in the form annexed hereto (the "Director's Certificate"); and

7. the opinion dated the date hereof and given by Dewey Ballantine, LLP, United States counsel to Yorkshire Finance and Yorkshire (the "Dewey Ballantine Opinion").

The following opinion is given only as to circumstances existing on the date hereof and known to us and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the accuracy of the Director's Certificate and the Dewey Ballantine Opinion on the date of issue hereof without further verification and have relied upon the following assumptions, which we have not independently verified:-

(a) The Indenture has been duly authorised, executed and delivered by or on behalf of all relevant parties (other than Yorkshire Finance);

(b) The Senior Notes will be duly authorised, executed and delivered by or on behalf of all relevant parties (other than Yorkshire Finance).

(c) The choice of the laws of the State of New York as the governing law of the Senior Notes and the Indenture has been in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York as a matter of New York law and all other relevant courts (other than the courts of the Cayman Islands);

(d) Copy documents or the forms of documents provided to us are true copies of, or in the final forms of, the originals;

(e)  The genuineness of all signatures;

(f) The power, authority and legal right of all parties under all relevant laws and regulations (other than Yorkshire Finance under the laws of the Cayman Islands) to execute and perform their respective obligations under the Senior Notes and the Indenture;
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To: Yorkshire Power Finance Limited                             21st July, 1998
Re: Registration Statement
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(g)  The Senior Notes will be duly completed, executed, authenticated, delivered and exchanged for a like principal amount of Original Senior Notes in accordance with, and as contemplated by, the provisions of the Indenture;

(h) That all preconditions to the obligations of the parties to the Senior Notes and the Subordinated Indenture have been or will be satisfied or duly waived and there has been no breach of the terms of the Senior Notes or the Indenture; and

(i) There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York.

We render no opinion as to the negotiability or transferability by delivery of any Senior Notes in any jurisdiction which does not recognise such negotiability or transferability.

Based upon and subject to the foregoing and having regard to such legal considerations as we deem relevant, we are of the opinion that:-

1. Yorkshire Finance has been duly incorporated and is validly existing under the laws of the Cayman Islands;

2. Assuming that the precise terms of issue of the Senior Notes are duly determined by an Attorney of the Company in accordance with the resolutions set forth in the Minutes, the Senior Notes have been duly authorised by Yorkshire Finance and, when executed on behalf of Yorkshire Finance, authenticated in the manner set forth in the Junior Subordinated Indenture and delivered in exchange for a like principal amount of validly tendered Original Senior Notes, will constitute the legal, valid and binding obligations of Yorkshire Finance enforceable in accordance with their terms, except and insofar as such enforcement may be limited as hereinafter set forth. The term "enforceable" as used above means the obligations assumed by Yorkshire Finance under the Senior Notes are of a type which the Courts of the Cayman Islands enforce. It does not mean those obligations will necessarily be enforced in all circumstances in accordance with their terms and we would draw to your attention:

(i) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization and other laws of general application relating to or affecting the rights of creditors;

(ii) enforcement may be limited by general principles of equity - for example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;
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To: Yorkshire Power Finance Limited                             21st July, 1998
Re: Registration Statement
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(iii)  claims may become barred under the statutes of limitation or may be or become subject to defences of set-off or counterclaim;

(iv) where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(v) in the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court will give judgement expressed as an order to pay such other currency on enforcement of the judgement. With respect to winding up proceedings, Cayman Islands law will require that all claims or debts are converted into Yorkshire Finance's functional currency of account;

(vi) Cayman Islands stamp duty will be payable if any of the Senior Notes in bearer form or the Indenture is brought to or executed in the Cayman Islands, which duty would be up to CI$250 on each of the Senior Notes in bearer form (unless Yorkshire Finance has paid a duty of CI$500 in respect of the issue of the Senior Notes in bearer form) and would be CI$40 on the Indenture. Senior Notes in registered form and any global Notes representing the Senior Notes which are evidence of entitlement only and title to which passes by entry in the relevant register, will not be subject to Cayman Islands stamp duty. Any instrument transferring title to any Senior Note in registered form may be subject to Cayman Islands stamp duty of CI$100 if brought to or executed in the Cayman Islands;

(vii) a certificate, determination, calculation or designation of any party to the foregoing documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error;

(viii) although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognise and enforce a foreign judgment of a court of competent jurisdiction without reexamination or relitigation of the matter adjudicated upon, based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, and provided such judgment is final, for a liquidated sum not in respect of taxes or a fine or penalty, and which was not obtained in a manner, and is not of a kind the enforcement of which is, contrary to the public policy of the Cayman Islands; a Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere;
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To: Yorkshire Power Finance Limited                             21st July, 1998
Re: Registration Statement
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(ix)   obligations to make payments that may be regarded as penalties will not be enforceable to the extent that they are penal;

(x) in principle a Cayman Islands court will award costs and disbursements in litigation in accordance with contractual provisions in this regard but the applicable rule of court (GCR Order 62, rule 2) has been in force only since 1st June, 1995 and there remains some uncertainty as to the way in which it will be applicable in practice. Whilst it is clear that costs incurred prior to judgement can be recovered in accordance with the contract, it is likely that post-judgment costs will be recoverable, if at all, in accordance with the scales laid down in the Grand Court (Taxation of Costs) Rules 1995;

(xi) we reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard;

(xii) to maintain Yorkshire Finance in good standing under the laws of the Cayman Islands, annual filing fees must be paid and Returns made to the Registrar of Companies;

(xiii) the obligations of Yorkshire Finance under the Senior Notes or the Indenture which involve the government of any country which is currently the subject of United Nations sanctions as extended to the Cayman Islands by an Order in Council (namely Iraq and Libya and each an "Affected Country"), any person or body resident in, incorporated in or constituted under the laws of any Affected Country or exercising public functions in any Affected Country or any person or body controlled by any of the foregoing or by any person acting on behalf of any of the foregoing may be subject to restrictions pursuant to such sanctions as implemented under the laws of the Cayman Islands;

(xiv) if Yorkshire Finance obtains a beneficial interest in any of the Senior Notes then its rights and obligations in respect thereof may merge thus extinguishing its rights and obligations in respect thereof, so that any attempted resale of those Senior Notes might constitute a separate issue of debt obligations;

(xvi) we make no comment with regard to the references to foreign statutes in the Senior Notes or the Indenture.

This opinion is for the benefit of the addressees but may be relied upon by the addressees' legal advisors (in that capacity only).We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the prospectus included in the Registration Statement. In giving such consent, we
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To: Yorkshire Power Finance Limited                             21st July, 1998
Re: Registration Statement
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do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Yours faithfully

/s/ Maples And Calder

MAPLES AND CALDER
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                                                       Attachment to Exhibit 5.2

                        YORKSHIRE POWER FINANCE LIMITED
                                  Ugland House
                                  P.O. Box 309
                          Grand Cayman, Cayman Islands
                              British West Indies



                                                                 21st July, 1998

Maples and Calder
P.O. Box 309
Grand Cayman
British West Indies


Dear Sirs,

I, being a Director of YORKSHIRE POWER FINANCE LIMITED (the "Company"), hereby certify that as at the date hereof:-

1. The Memorandum and Articles of Association of the Company as registered on 18th August, 1997 remain in full force and effect and are unamended save that the name of the Company was changed from Yorkshire Power Finance (Cayman) Limited to Yorkshire Power Finance Limited by special resolution of the sole shareholder passed on 12th December, 1997.

2. The Minutes of the Meetings of the Board of Directors held on 11th February, 1998 (the "Meeting") are a true and correct record of the proceedings of the Meeting duly convened and held, and at which a quorum was present throughout, in the manner prescribed in the Articles of Association. The issued share capital of the Company is 2,000 shares, which shares are fully paid up. The shareholders of the Company, being Yorkshire Power Group Limited and Yorkshire Holdings PLC, have not restricted the powers of the Directors in any fashion.

3. The resolutions set forth in the Minutes of the Meetings were duly adopted and are in full force and effect at the date hereof and the resolutions set forth in the Minutes of the Meeting, insofar as they relate to the Senior Notes the subject of your opinion dated the date hereof, have not been amended, varied or revoked in any respect.

4. The precise terms of issue of the Senior Notes referred to in the Minutes of the Meeting (including principal amount and interest rates) were duly determined by an Attorney of the Company, and the Documents and Senior Notes also referred to in the Minutes of the Meeting were duly executed and delivered by an Attorney on behalf of the Company, each in accordance with the resolutions set forth in the Minutes of the Meeting.

5. The directors of the Company at the date of the Meeting and at the date hereof were
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                                      -2-

and are as follows:-

                        A.G Donnelly
                        R. Dickinson
                        G.J. Hall

6. The Minute Book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects and all Minutes and Resolutions filed thereon represent a complete and accurate record of all Meetings of the Shareholders and Directors duly convened in accordance with the Articles of Association and all Resolutions passed by written consent.

7. Prior to, at the time of, and immediately following execution of the Documents (as referred to in the Minutes of the Meeting) to which the Company is a party, the Company was able to pay its debts as they fell due and entered into the Documents for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference.

8. Each Director has acted bona fide in the interests of the Company and for proper purposes in approving the transaction the subject of your opinion and has disclosed his interest (if any) in accordance with the Articles of Association of the Company.

9. No steps have been taken by the Company to wind up the Company and to the best of my knowledge no Resolutions have been passed by the Shareholders to voluntarily wind up the Company.

10. The Company has not entered into any mortgages and charges over its property, details of which are required to be entered in the Register of Mortgages and Charges maintained at its registered office in the Cayman Islands.

11.  The Company has no employees located in the Cayman Islands.



        Signature:.........................................
        Name:
        Title:    Director